BURLINGTON RESOURCES INC.
                               EARNINGS PER SHARE
                                  EXHIBIT 11.1
                                   (UNAUDITED)

                                                                                              SECOND QUARTER
                                                                      --------------------------------------------------------------
                                                                                  1997                              1996
                                                                      ---------------------------       ----------------------------
                                                                        Earnings         Shares          Earnings          Shares
                                                                      ---------------------------       ----------------------------
                                                                               (Dollars in Millions, Except per Share Amounts)
Primary earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $        79      124,014,987      $        48      125,847,741
   Stock options assumed exercised - net .......................                -          499,871                -          442,959
                                                                      -----------      -----------      -----------      -----------
   Total net earnings and primary common shares ................      $        79      124,514,858      $        48      126,290,700
                                                                      ===========      ===========      ===========      ===========
   Primary earnings per common share ...........................      $       .64                       $       .38
                                                                      ===========                       ===========


Fully diluted earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $        79      124,014,987      $        48      125,847,741
   Stock options assumed exercised - net .......................                -          509,764                -          518,857
                                                                      -----------      -----------      -----------      -----------

   Total net earnings and fully diluted common shares ..........      $        79      124,524,751      $        48      126,366,598
                                                                      ===========      ===========      ===========      ===========
   Fully diluted earnings per common share .....................      $       .64                       $       .38
                                                                      ===========                       ===========



                                                                                              SIX MONTHS
                                                                      --------------------------------------------------------------
                                                                                 1997                              1996
                                                                      ---------------------------       ----------------------------
                                                                        Earnings         Shares          Earnings          Shares
                                                                      ---------------------------       ----------------------------
                                                                               (Dollars in Millions, Except per Share Amounts)
Primary earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $       189      124,356,862      $        86      126,089,794
   Stock options assumed exercised - net .......................                -          488,412                -          464,492
                                                                      -----------      -----------      -----------      -----------
   Total net earnings and primary common shares ................      $       189      124,845,274      $        86      126,554,286
                                                                      ===========      ===========      ===========      ===========
     Primary earnings per common share .........................      $      1.52                       $       .68
                                                                      ===========                       ===========
Fully diluted earnings per common share
   Net earnings available for common stock and
      weighted average number of common
      shares outstanding .......................................      $       189      124,356,862      $        86      126,089,794
   Stock options assumed exercised - net .......................                -          489,216                -          703,938
                                                                      -----------      -----------      -----------      -----------
   Total net earnings and fully diluted common shares ..........      $       189      124,846,078      $        86      126,793,732
                                                                      ===========      ===========      ===========      ===========
   Fully diluted earnings per common share .....................      $      1.52                       $       .68
                                                                      ===========                       ===========

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